EXHIBIT-23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
AMCON Distributing Company
Omaha, Nebraska
We consent to the incorporation by reference in this Registration Statement No. 333-45338 on Form S-8 of AMCON Distributing Company and Subsidiaries, of our report dated November 8, 2010 relating to our audit of the consolidated financial statements included in and incorporated by reference in the Annual Report on Form 10-K of AMCON Distributing Company and Subsidiaries for the fiscal year ended September 30, 2010.
/s/ McGladrey & Pullen LLP
Omaha, Nebraska
November 8, 2010